CHARYS HOLDING COMPANY ANNOUNCES REDEMPTION NOTICE TO HOLDERS OF SECURED CONVERTIBLE DEBENTURE

ATLANTA -- May 22, 2006 -- Charys Holding Company ("Charys") (OTCBB:CHYS), a leader in the Integrated Infrastructure & Communications services market, today announced that a notice of redemption has been delivered to the holders of the Charys' 8% Secured Convertible Debenture issued on November 17, 2005.

Charys is redeeming the aggregate principal amount of the debenture outstanding, plus accrued and unpaid interest up to and including May 19, 2006.

Details regarding the redemption will be forthcoming.

ABOUT CHARYS HOLDING COMPANY, INC.

Headquartered in Atlanta, Georgia, Charys Holding Company, Inc. (OTC Bulletin
Board: CHYS.OB) is a publicly traded company focusing on the fragmented and underserved segment referred to as The Integrated Infrastructure Services Segment. This segment varies widely in scope, but is fundamentally focused on upgrading the underpinning, infrastructure, and back office operations of the telecommunication, cable, electric, and Internet industries serving consumers, businesses and government entities. Charys' principle strategy is to acquire, through mergers and acquisitions, companies that support this underserved segment. Charys subsidiaries include: Viasys Services, Inc, Personnel Resources of Georgia, Inc., Method IQ, Inc., Charys Technology Group, Inc., CCI Telecom, Inc., Ayin Holding Company, Inc .For more information about Charys visit http://www.charys.com.
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NOTE: The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Some statements in this release, including statements regarding management's expectations for future financial results and access to capital markets, are forward-looking statements. Investors are cautioned that these forward-looking statements regarding Charys Holding Company, Inc., its operations and its financial results involve risks and uncertainties, including without limitation risks of accessing capital markets on terms acceptable to Charys, downturns in economic conditions generally and in the telecommunications and data communications markets; risks in product development and market acceptance of and demand for Charys products; risks of failing to attract and retain key managerial and technical personnel; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks related to intellectual property rights and litigation; risks in technology development and commercialization.


Company Contact:
Morgan Ralph DeLucia
Vice President - Investor Relations
Charys Holding Company, Inc.

678-443-2307
Fax: 678-443-2320
rdelucia@charys.com
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Investor Relations Contact:
Corporate Evolutions, Inc.
Fred Lande
516-482-6565
Fax: 516-482-6099
info@corporateevolutions.com
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